CITI GLOBAL SECURITIES SERVICES

DIAMOND HILL SMALL CAP FUND

DIAMOND HILL SMALL-MlD CAP FUND

DIAMOND HILL LARGE CAP FUND

DIAMOND HILL SELECT FUND

DIAMOND LONG-SHORT FUND

DIAMOND HILL FINANCIAL LONG-SHORT FUND

DIAMOND HILL STRATEGIC INCOME FUND

DIAMOND HILL RESEARCH OPPORTUNITIES FUND

UNITED STATES SECURITIES FEE SCHEDULE

Citibank N.A. 388 Greenwich Street New York, N.Y. 10013

TRANSACTION FEES (FORMATTED TRANSACTION): (VOLUMES AGGREGATED ACROSS ALL OPEN END FUNDS)
• VERSUS PAYMENT/FREE OF PAYMENT
	0-4000 TRANSACTIONS PER ANNUM	US$	0.00
	OVER 4000 TRANSACTIONS PER ANNUM	US$	7.50
• PHYSICAL		US$	25.00
• P & I PAYDOWNS		US$	2.00

SPECIAL TRANSACTION FEES:
• UNFORMATTED TRANSACTION (ADDITIONAL) (FAX, TELEX, ETC.)		US$	10.00
• STRUCTURED MESSAGE REPAIR FEE (ADDITIONAL)		US$	10.00
• CANCELLATION FEE		US$	10.00

CUSTODY/SAFEKEEPING FEES: (BASED ON AVERAGE DAILY MARKET VALUE PER ACCOUNT)
• EQUITIES / FIXED INCOME			.20 BPS

OTHER FEES:
• NON-TRANSFERABLE SECURITIES EXCEEDING 6 YEARS	PER ISSUE/PER MONTH	US$	11.00
	NON SECURITIES
• FUNDS TRANSFER FEE[1]	RELATED	US$	WAIVED
• EXECUTIVE REPORTING (OPTIONAL)	PER ACCOUNT ANNUALLY	US$	250.00
• CORPORATE ACTION/INCOME/PROXY FEE			WAIVED

OUT-OF-POCKET EXPENSES (ALL OUT OF POCKET EXPENSES ARE CHARGED TO THE CLIENT ACCOUNT)

NOTE: THE CLIENT’S ACCOUNT WILL BE DEBITED THE 25TH OF EACH MONTH OR THE NEXT BUSINESS DAY.

1 IN THE EVENT THAT A DDA IS USED FOR FUNDS TRANSFERS, THE CASH MANAGEMENT FEE SCHEDULE WILL APPLY.

ANY ADDITIONAL CHARGES OR SURCHARGES BY THE DEPOSITORY TRUST COMPANY (DTC) FOR ADR OR OTHER DEPOSITARY RECEIPT SETTLEMENTS OR CUSTODY POSITIONS WILL BE PASSED ALONG TO THE CLIENT AT COST.

This fee schedule becomes void if not signed and returned to the Account Manager within 90 days.

Issue Date:

FUND APPENDIX A

To the Global Custodial Services Agreement dated as of January 3, 2012

DIAMOND HILL SMALL CAP FUND

DIAMOND HILL SMALL-MID CAP FUND

DIAMOND HILL LARGE CAP FUND

DIAMOND HILL SELECT FUND

DIAMOND HILL LONG-SHORT FUND

DIAMOND HILL FINANCIAL LONG-SHORT FUND

DIAMOND HILL STRATEGIC INCOME FUND

DIAMOND HILL RESEARCH OPPORTUNITIES FUND

GCSA 2000 NY – V.11.9.2002 (Neg)